SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported) December 31, 1996
                                                 ------------------------------


                       Boston Restaurant Associates, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

        Delaware                  0-18369              61-1162263
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(State or Other Jurisdiction      (Commission         (IRS Employer
 of Incorporation)                File Number)        Identification Number)


        999 Broadway, Suite 400, Saugus, Massachusetts               01906
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        (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (617) 231-7575
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          (Former name or former address, if changed since last report)





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Item 5. Other Events.
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        On December 31, 1996, Boston Restaurant Associates, Inc., a Delaware
corporation, (the "Company") completed the sale, in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), to a limited number Accredited Investors of a series of 15-Year Variable Rate Convertible Subordinated Debentures (the "Debentures"), in the aggregate principal amount of $700,000.

        The Debentures presently bear interest at a rate of 8% per annum. The Debentures are convertible into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a conversion price of $1.25 per share, subject to other terms and conditions specified in the Debentures.

        In connection with the sale of Debentures, the Company used the services of a placement agent (the "Placement Agent"). As compensation for services rendered as a Placement Agent the Company issued a Stock Purchase Warrant entitling the Placement Agent the right to purchase up to 350,000 shares of Company's Common Stock (the "Warrant"), at an initial exercise price of $3.00 per share, subject to other terms and conditions specified in the Warrant. The purchase rights of the Warrant are exercisable in whole or in part until December 31, 2006.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

4.01    Form of Debenture

4.02    Form of Stock Purchase Warrant


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BOSTON RESTAURANT ASSOCIATES,
                                   INC.
                                       (Registrant)


Date  December 31, 1996             By: /s/ George R. Chapdelaine
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                                       George R. Chapdelaine, President